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PRICING SUPPLEMENT NO. 13 DATED FEBRUARY 25TH, 2002                               REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                       FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                         CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                   MEDIUM-TERM NOTES
                                       DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES",
WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT
THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation
Principal Amount:                   125MM                        Optional Conversion:                     N/A

Price To Public:                    100.00%                      Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:              N/A

Percentage To Issuer:               100.00%                      Business Day Jurisdiction:               New York

Settlement Date                     March 6,2002                 Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                 US Dollar                    Initial Redemption Date:                 N/A

Authorized Denomination:            $1,000 and integral          Annual Redemption                        N/A
                                    multiples thereof            Percentage Reduction:


                                                                 Optional Extension of Maturity:

Maturity Date:                      April 2,2003                 Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:   Fixed Rate

Initial Interest Rate:              2.54

Interest Rate Basis:                ACT/360

Maximum/Minimum                     N/A                          Initial Interest Reset Date:             NA
 Interest Rate:                                                  Interest Reset Date(s):
                                                                                                          NA.

Spread to Index:                    NA

Interest Payment Date:              At Maturity.                 Specify if Note is indexed,              N/A
                                                                 renewable, dual currency,
                                                                 amortizing, or OID, if
                                                                 applicable:

Interest Determination Date:        NA                           Day Count:                               ACT/360

                                                                 CUSIP:                                   22541FCD6

First Interest Payment Date:        At Maturity April 2, 2003

Settlement:                         DTC #355

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                                               CREDIT SUISSE FIRST BOSTON